UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2015

SYDYS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51727	98-0418961
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2811 East Madison Suite 300  Seattle, WA 98112

(Address of principal executive offices)  (Zip code)

(415) 717-3826

(Registrant’s telephone number, including area code)

7 Orchard Lane, Lebanon, NJ         08833

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

EXPLANATORY NOTE

On February 24, 2015, we filed a Current Report on Form 8-K reporting the acquisition of the assets of OverAdMedia (“OADM”) and providing Form 10-type disclosure regarding our business.  , We are filing this amendment to that Current Report on Form 8-K in order to include certain information about our change in auditors under Item 4.01 and other clarifying information we deemed appropriate, including the financial statements for the year ended December 31, 2014 in accordance with Rule 8-04 of Regulation S-X, which replace the previously presented nine-month financial statements ended September 30, 2014. Other than clarifying and correcting disclosure, which, where appropriate, includes information about certain events subsequent to the February 24, 2015 the remainder of this Current Report is prepared as of the original February 24, 2013 filing date.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Asset Purchase Agreement between OverAdMedia and Sydys Corporation

On February 20, 2015, we completed the acquisition of the assets of OverAdMedia (“OADM”) pursuant to the terms of the Asset Purchase Agreement dated effective February 9, 2015 (the “APA”). Under the terms of the APA, the Company agreed to issue an aggregate of 11,500,000 shares of its common stock, $0.001 per share (the “Common Stock”), upon the occurrence of certain event, as follows: (1) 10,000,000 shares of Common Stock to the principals of OADM in exchange for the assets of OADM, and (2) 1,500,000 shares of Common Stock in exchange for the settlement and/or cancellation of certain of the Company’s outstanding obligations. In connection with this transaction OADM also entered into a demand promissory note for $40,000 with the Company to assist in the relief of certain obligations immediately subsequent to the APA, As a result of closing the APA, the Company has 11,711,201 shares of Common Stock outstanding. See our 8-K dated February 9, 2015, filed with the Securities and Exchange Commission on February 17, 2015, which includes a copy of the APA as Exhibit 10.1, for a more complete description of the transaction.

On February 5, 2015 the then current Executive and Sole Director Mr. Koock along with 62% or 131,097 shares of the current Shareholders of SYDYS Corporation entitled to vote upon such measures such as the APA consented and approved the transaction.  The acquisition will be accounted for as a recapitalization effected by a share exchange, wherein OADM is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.  See Item 9.01 of this Report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the terms of the APA, we authorized the issuance of 1,500,000 shares of our Common Stock to eight (8) entities in satisfaction of any and all financial obligation owned to them by the Company (the “Debt Settlement Shares”). Four (4) of the eight (8) entities receiving the shares were previous shareholders. We believe the offer and sale of the Debt Settlement Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of securities pursuant to Section 4(2) of the Securities Act because the Debt Settlement Shares are being issued to those having an knowledge and understanding of the Company’s business and the transaction does not involving a public offering.

At the Closing, pursuant to the terms of the APA, we issued 10,000,000 shares of our Common Stock to the two principal shareholders of OverAdMedia. We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act because the securities were issued in a transaction not involving a public offering.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Beckstead & Company, C.P.A.’s

On September 1, 2014 the Board of Directors of OverAdMedia (the “Company” dismissed Beckstead & Company, C.P.A.’s  (“B&C”) as its independent registered public accounting firm.

The report of B&C on the Company’s financial statements for the year ended December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. During the period of B&C’s engagement as the Company’s independent registered public accounting firm through September 1, 2014 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with B&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&C, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

A letter confirming the foregoing from B&C is included as Exhibit 16.1 to Current Report this Form 8-K.

(b) Engagement of LJ Soldinger Associates

On January 19, 2015, the Board of Directors appointed LJ Soldinger Associates (“LJSA”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as the Company’s independent registered public accounting firm. During our two most recent fiscal years and through January 19, 2015, neither the Company nor anyone on the Company’s behalf consulted LJSA regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 5.01

CHANGE IN CONTROL OF THE REGISTRANT

Effective February 20, 2015, pursuant to the terms of the APA, wherein we acquired from OADM certain business assets necessary to provide media services and online advertising to various clients and certain other intellectual property as described in the APA (hereinafter the “Assets”). The Assets were acquired in exchange for 10,000,000 shares of our Common Stock (the “Asset Acquisition Shares”).

The issuance of the Asset Acquisition Shares resulted in a change of control of Company, so the OADM principle shareholders now control greater than 50% of our issued and outstanding Common Stock. As a result, the acquisition of the Assets will be treated as a recapitalization of OADM.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

In connection with the Closing of the APA the two OADM principal shareholders and one additional nominee were appointed to our board of directors and our sole officer and director resigned. The appointment of the new directors and the resignation of our existing director effected a change in the majority of our board of directors. Regarding the changes to our board of directors, the following occurred at the Closing:

Kenneth J. Koock resigned from the board of directors

Michael Warsinske was appointed to the board of directors

John Abraham was appointed to the board of directors

Mark Noffke was appointed to the board of directors

Concurrent with the appointment of the additional directors, Kenneth J. Koock resigned as the President and Chief Executive Officer and Michael Warsinske was elected to serve as Chief Executive Officer and Chairman of the board of directors. In addition, John Abraham and Mark Noffke were elected to serve as President and Chief Financial Officer, respectively.  Each officers shall serve in their respective capacities until our next annual meeting of shareholders or until a successor is appointed in their stead.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

CHANGE IN FISCAL YEAR

In connection with the acquisition of the Assets, we are changing our fiscal year end to that of OADM, December 31.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Prior to our entry into the APA we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended).  As a result of entering into the APA and becoming active in the online advertising industry, we ceased to be a shell company.  There has also been a change in control of the Company (See Items 5.01 and 5.02 of this Report).

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Sydys Corporation following the acquisition of the OADM Assets.

As noted below, the financial disclosure in this Current Report Form 8-K (the “Report”) relates to the operations of OADM and that is now our main business line as a result of the transactions described herein.  Sydys Corporation fiscal year end is September 30th. References to “fiscal 2014” is to OADM’s 2014 fiscal year ended December 31, 2014 and references to “fiscal 2013” is to the OADMedia’s 2013 fiscal year ended December 31, 2013.

In addition, unless the context otherwise requires and for the purposes of this report only:

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“Commission” refers to the Securities and Exchange Commission;

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“OADM ” refers to OverAdMedia, a sole proprietorship ;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Securities Act” refers to the Securities Act of 1933, as amended; and

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“Sydys Corp.” or “SYYC” refers to SYDYS Corporation, a Nevada corporation.

In accordance with financial reporting requirements for merger transactions in which the registrant was a public shell company, the financial reporting contained herein is only that of the business of OADM and does not include any of SYDYS historical financial results.

DESCRIPTION OF BUSINESS

Business Overview

Corporate History

We were incorporated in Nevada on July 27, 2001.  At the time of our incorporation we were in the business of developing and marketing easily maintained website systems, managed website hosting, search engine placement, email marketing and graphi design. Prior to the acquisition of the OADM Assets described herein, we did not have any business or operations and was considered a “shell” company under Federal securities laws.

Acquitision of OverAdMedia Assets and certain Liabilities

On February 20, 2015, we finalized an asset purchase agreement wherein we issued an aggregate of 11,500,000 shares of our Common Stock of which 10,000,000 shares were in connection with the Acquisition of the OADM Assets and 1,500,000 shares of were issued in connection with the settlement of certain SYYC outstanding obligations. Concurrent with this transaction OADM also lent SYYC $40,000 pursuant to the terms of a demand notes. The loan proceeds were used by SYYC to assist in the payment of certain obligations. As a result of Closing the APA, we now have 11,711,201 shares of Common Stock issued and outstanding.  See Item 2.01 of this Report.

As a result of the transaction, (i) we acquired the assets, assumed the liabilities and took over the operations of business known as OADM, (ii) our sole officer and director appointed three new directors. Our Chairman and Chief Executive Officer then resigned, and the directors then elected new executive officers; and (iii) we continued the business operations of OADM, whose business operations focus to owning, operating, administering and providing media and advertising sales services.

OverAdMedia

We were organized as a sole proprietorship by Michael Warsinske in 2005. Mr. Warsinske is a resident of the state of Washington and operates our business from that state.

We are an online media company specializing in special interest website publishing. Our management has over 40 years of media sales and management experience.  We create original content targeted toward various vertically integrated markets that focuses strongly on health (mental health, weight-loss, and fitness), sports and business. We create original content for our own and operated websites featuring topical articles and video content. We offer advertising space and streaming video advertising inventory to advertisers and online advertising networks targeting the vertical content segments we service. We generate traffic to our websites using search engine optimization (“SEO”) and paid keyword search engines. To expand our business we are interested in acquiring other online media assets, including but not limited to websites, mobile apps, advertising technologies, lead generation, ecommerce, domain names and social media, should those opportunities develop.

In 2014, we had two customers that accounted for approximately 25% of our sales.  Of the two customers, one was a new customer for us in 2014 and the other customer represented approximately 6% of our 2013 sales.  While we believe these two customers are important to our business, we do not believe we are in any way dependent upon these two customers currently.  However, as we note elsewhere in this document, we expect that going forward we are going to invest heavily in developing closer and long-term relations with online media buyers.  In the near term this could have the effect of concentrating our business into a smaller number of customers.

Industry Overview

According to market research firm eMarketer, the worldwide digital advertising market is expected to exceed $132 billion dollars this year, and grow to $173 billion by 2017. eMarketer forecasts the worldwide mobile advertising market will exceed $29 billion in 2014, and is expected to reach $72 billion by 2017. eMarketer projects the online video advertising market topped $4 billion in 2013, and is expected to nearly triple by 2017, as video becomes the preeminent delivery channel for digital advertising, reaching over two billion people worldwide.

Finally, eMarketer estimates U.S. marketers spent $3.34 billion in 2013 on real-time bided (“RTB”) ads, up 73.9% from 2012, and expects U.S. advertisers to spend nearly $9 billion on RTB ads by 2017.

Competition

We operate in a highly competitive environment. Our competitors include all media companies who generate advertising inventory. The barrier to entry to our industry is low. We believe that in the future we will face increased competition from media companies as they expand their operations as well as new entrants to our industry. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us.

We compete with traditional advertising media, including television, radio and print, in addition to a multitude of websites with high levels of traffic and online advertising networks, for a share of available advertising expenditures and expect to face continued competition as more emerging media and traditional offline media companies enter the online advertising market. We believe that the continued growth and acceptance of online advertising generally will depend, to a large extent, on its perceived effectiveness and the acceptance of related advertising models (particularly in the case of models that incorporate user targeting and/or utilize mobile devices), the continued growth in commercial use of the internet (particularly abroad), the extent to which web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and the extent to which the industry is able to effectively manage click fraud. Any lack of growth in the market for online advertising, particularly for paid listings, or any decrease in the effectiveness and value of online advertising (whether due to the passage of laws requiring additional disclosure, an industry-wide move to self-regulatory principles that required additional disclosure and/or opt-in policies for advertising that incorporates user targeting or other developments) would have an adverse effect on our business, financial condition and results of operations.

Competitive Advantages

Our management believes that we are currently positioned to show a strong performance and accelerate in its industry.  We believe we compete based on both our ability to assist our customers to obtain the best available prices as well as our excellent customer service.

Advertisers are constantly seeking content to be compatible with their advertising targeting, most often targeting specific keywords.  As advertisers seek compatible content, we are uniquely positioned to create websites meeting advertiser needs and acquiring visitors seeking those search keyword terms through SEO and search engine keyword Pay Per Click (PPC).

OverAdMedia’s Technology Platform

Our business applications are constructed from established, readily available technologies. Some of the basic components our products are built on come from leading software and hardware providers such as Oracle, Microsoft, Sun, Dell, EMC, and Cisco, while some components are constructed from leading Open Source software projects such as Apache Web Server, MySQL, Java, Perl, and Linux. By seeking to strike the proper balance between using commercially available software and Open Source software, our technology expenditures are directed toward maintaining our technology platforms while minimizing third-party technology supplier costs.

We strive to build high-performance, availability and reliability into our product offerings. We safeguard against the potential for service interruptions at our third-party technology vendors by engineering controls into our critical components. We outsource essentially all of our infrastructure requirements to large, nationally recognized, third party contractors, which allow us to deliver our hosted solutions from facilities, geographically disbursed throughout the United States with only a minimal employee base. Our third party contractors monitor our critical applications 24 hours a day, 365 days a year using specialized monitoring systems that aggregate alarms to a human-staffed network operations center. If a problem occurs, our employees along with appropriate third party engineers are notified and corrective action is taken.  By using third party contractors, we can increase our scale in a significant manner without the need to hire additional personnel if we so choose.

 Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information.

Seasonality

Our future results of operations may be subject to fluctuation as a result of seasonality. Historically, in the later part of the fourth quarter and the earlier part of the first quarter we experience lower Revenue Per Click (“RPC”) and Cost Per Thousand (CPM) due to a decline in demand for inventory on website and app space and the recalibrating of advertiser’s marketing budgets after the holiday selling season. If we are not able to appropriately adjust to seasonal or other factors, it could have a material adverse effect on our financial results.

Government Regulation

Certain aspects of the digital marketing and advertising industry and the industry operates are highly regulated. We may be subject to a number of domestic laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and for which substantial discretion is afforded to the agencies charged with their oversight and enforcement. In particular, we may be subject to rules of the Federal Trade Commission, or FTC, the Federal Communications Commission, or FCC, and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers. We currently have not developed our internal compliance regarding the application of these laws to our business.

The FTC adopted the administrative interpretations enforced by the FTC in the publication “Guides Concerning the Use of Endorsements and Testimonials in Advertising” on October 5, 2009. These guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because some of our marketing campaigns entail the engagement of consumers to refer other consumers in their social networks to view ads or take action, and both we and the consumer may earn cash and other incentives, any failure on our part to comply with these guides may be damaging to our business. We currently do not take any steps to monitor compliance with these guides. In the event of a violation, the FTC could potentially identify a violation of the guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

In the event of a campaign, we post a privacy policy and user agreement, which describe the practices concerning the use, transmission and disclosure of member data in connection with such campaign. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by users, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this Act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

The Credit Card Accountability, Responsibility and Disclosure Act, or CARD Act, as well as the laws of most states, contains provisions governing product terms and conditions of gift cards, gift certificates, stored value or prepaid cards or coupons. The CARD Act and its implementing regulations concerning prepaid cards or coupons located in Regulation E are administered by the Consumer Financial Protection Bureau, which was formed as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Our users communicate across social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. In the United States, the CAN-SPAM Act establishes certain requirements for the distribution of “commercial” email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The FTC is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

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prohibiting false or misleading email header information;

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prohibiting the use of deceptive subject lines;

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ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

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requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and

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requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the FCC pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent. We, our users and our advertisers may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

Compliance with Environmental Laws

To the best or knowledge our business operations are not subject to any specific environment regulations that require compliance or governmental approval.

Employees

As of the date hereof we have three full-time employees. All of our employees are based in the US. Our employees are not represented by any labor union and are not organized under a collective bargaining agreement. We have never experienced a work stoppage due to union activity. The employees are engaged in research and development; software technology; statistical applications; sales and marketing; and general and administrative functions including executive, finance, administration, and business development.

We may hire temporary labor for certain operational needs as required.  We believe that we will be able to hire a sufficient quantity of qualified laborers in the local area to meet our employment needs.  Our operation process does not require special training, other than orientation to our production techniques and specific equipment.

Facilities

Currently, we do not lease any executive offices as the employees work in a virtual office environment. Management believes that the current work process is satisfactory for our current operational needs. If the Company changes its intention to lease additional space to house new employees we believe the initial cost will be nominal.

Available Information

We are required to file period reports under the Exchange Act.  Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Our Internet website address is http://www.OverAdMedia.com

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this amended 8-K. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Related to Our Business

The Company has been in business as a privately held entity since only 2005, our results of operations and financial condition following the transactions may materially differ from the historical financial information presented in this filing. The historical financial information included in this Report is derived from our historical audited and unaudited consolidated financial statements. The preparation of this information is based upon available information and certain assumptions and estimates that we believe are reasonable. You should consider our business and prospects in light of the risks and difficulties we encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

•	increase our number of clients;

•	avoid interruptions or disruptions in our service or slower than expected website load times;

•	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased cliental usage globally, as well as the deployment of new features and products;

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responsibly use the data that our cliental share with us to provide solutions that make our cliental more successful and productive and that are critical to the hiring and marketing needs of enterprises and entrepreneurial organizations;

•	increase revenue from the solutions we provide;

•	process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;

•	successfully compete with other companies that are currently in, or may in the future enter, the digital advertising networking space;

•	hire, integrate and retain world class talent; and

•	successfully expand our business, especially internationally.

If the market for digital advertising business segment does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

Failure to Protect our intellectual property could impair our business. Our success and ability to compete depend in part upon proprietary technology and intellectual properties. We will rely primarily on a combination of trade secret laws, nondisclosure agreements, and technical measures to protect our proprietary technology and intellectual properties.

We may not be able to successfully commercialize future technologies or products. A key element of our business involves the ongoing development and commercialization of new technologies and products. The success of this effort depends on numerous factors. We may not be able to expand our business as anticipated and may make substantial investments in technology development and marketing efforts that may not result in any sales. The development of products utilizing new technology involves a highly complex process that is sensitive to a wide variety of factors. As a result of these factors, we may experience lower than expected revenues and adoption of our products.

We might not be able to implement our business strategy. To some extent, our ability to generate positive cash flow in the future is subject to general economic, financial, competitive, and other factors that are beyond our control. In the event our management has misjudged the market demand, market acceptance of our services, or financial projections and assumptions, results of operations could be adversely affected, and we might not be able to fund our development as planned. If we are unable to finance existing or future projects with cash flow from operations, we will have to adopt one or more alternatives, such as delaying launch, postponing advertising and marketing, canceling development projects and other capital expenditures, selling assets, or obtaining additional equity/debt financing, or joint venture partners. These sources of additional funds might not be sufficient to finance existing or future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. If we are unable to secure additional financing, we could be forced to limit our business plan, or we might not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures, which might adversely affect our business, financial condition and results of operations.

We may experience delays in introducing our products which may adversely affect our revenue. The timing of a creative process is difficult to predict. In developing new products, we anticipate dates for the launch of the products and associated product introductions. When we state that we will introduce or anticipate introducing a new product at a certain time in the future, those expectations are based on completing the associated development or acquisition and implementation work in accordance with our currently anticipated schedules. Unforeseen delays and difficulties in the development process or significant increases in the planned costs of development, or factors outside our control may cause the introduction date for the product to be later than anticipated or, in some situations, may cause a product introduction to be discontinued. Any delay or cancellation of planned product development and introduction may decrease the number of products and features we sell and harm our business.

We are dependent upon other firms producing technological advancements and new product introductions. We believe we must continue to respond quickly to our customers request for ever more quality click throughs, which in turn requires that we meet the needs of our users’ needs for greater functionality, improved usability and support for new software and operating applications. Our business model relies on our ability to quickly adopt new technologies and products that meet the needs of future demand trends from our customers as we will not have the staff to develop these technologies or products internally.  Should we be unable to correctly spot new technological trends or adopt the wrong technologies or products, it could seriously impact our customer retention and ultimately our profitability which could be material to the results of our operations.

We may become dependent upon third parties for certain future software development. We could license certain of our software upgrades from third party software developers. Some of this planned licensed software could be embedded in our future product offerings, and some could be offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that we will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for our future licensed software applications could result in loss of revenues and our financial condition and results of operations would be materially adversely impacted.

Software piracy is a persistent problem in the software industry. Preventing unauthorized use of computer software is difficult, and software piracy is a persistent problem for the software industry. In addition, the laws of various countries in which our plans to market and sell our software application do not protect our software and intellectual property rights to the same extent as the laws of the US Despite the precautions that we are planning to take to safeguard our software application, it may be possible for unauthorized third parties to reverse engineer or copy our products or obtain and use information that we regard as proprietary. There can be no assurance that the steps that we plan to take to protect our proprietary rights will be adequate to prevent misappropriation of our technology. If we fail to protect our self from the misappropriation of our technology, our operating results could be materially affected.

Market conditions General economic conditions were significantly and negatively affected by the September 11, 2001 terrorist attack and 2008-2009 economic downturn, and have not improved significantly since then. Economic conditions may also be negatively impacted by wars and other conflicts or other prospects of such events. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could adversely affect our sales and profitability

Third-party conduct. Additional factors outside our control could delay or increase the cost of implementing our business plan or alter or reduce our actual results, including but not limited to the international political uncertainty currently being experienced in the world.

Our operating results may have significant periodic and seasonal fluctuations. In addition to the variability resulting from the short-term nature of customers’ commitments, other factors may contribute to significant periodic and seasonal fluctuations in results of operations. These factors include the following:

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the timing of orders;

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the volume of orders relative to capacity to provide technical support or customer service;

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product introductions and market acceptance of new products or new generations of products;

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evolution in the life cycles of customers’ products;

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timing of expenditures in anticipation of future orders;

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effectiveness in managing software development processes;

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changes in cost and availability of labor and components;

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introduction and market acceptance of customers’ products;

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product mix;

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pricing and availability of competitive products; or

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changes or anticipated changes in economic conditions.

Volatility of consumer preferences makes introducing successful products difficult and unpredictable. Our success will depend on generating revenue from market acceptance of the products we release, but market acceptance cannot be predicted or relied upon. Our products involve the ongoing development of enhancements, which cannot be assured to be successful regardless of the success of the initial product. If our new products fail to gain market acceptance, we may not have sufficient revenues to pay our expenses and continue the ongoing development and acquisition of new products. The failure to successfully anticipate, identify and react to consumer preferences could have an adverse effect on revenues, profitability and the results of operations.

Our profitability may decline as a result of increasing pressure on margins. Our industry is subject to potentially significant pricing pressure caused by many factors, including intense competition, changes in technology and shifts in online usage habits. These factors may cause us to reduce our billing rates for each transaction type, which could cause a fall in revenues and impair our operating margin to decline if we are unable to offset fee reductions with comparable reductions in our operating costs or increased traffic. If our gross margin declines and we fail to sufficiently reduce our operating cost or grow our net revenues, our profitability will decline, and we could incur operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on our results of operations, liquidity and financial condition.

We may be unable to retain key advertisers, attract new advertisers or replace departing advertisers, which could adversely affect our revenue. Our success requires us to maintain and expand our relationships with our existing advertisers (including the ad agencies that represent them), and to develop new relationships with other advertisers and ad agencies.  We sell advertising through insertion orders with ad agencies and through advertising networks and exchanges. These advertising sources generally do not include long-term obligations requiring them to purchase from us and are cancelable upon short notice and without penalty in accordance with standard terms and conditions for the purchase of internet advertising published by the Interactive Advertising Bureau. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers. Our advertisers’ usage may decline or fluctuate as a result of a number of factors, including, but not limited to:

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efficiency of their advertising campaign utilizing our solutions;

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changes in the economic prospects of advertisers or the economy generally;

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our access to relevant inventory;

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our ability to deliver video ad campaigns in full;

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their satisfaction with our solutions and our client support;

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the ability of our optimization algorithms underlying our solutions to deliver better rates of return on video ad spend dollars than competing solutions;

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seasonal patterns in advertisers’ spending, which tend to be discretionary;

               ●            the pricing of our or competing solutions; and

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reductions in spending levels or changes in advertisers’ strategies regarding video advertising                  spending.

 If a major advertiser decides to materially reduce its use of our services, it could do so on short or no notice. We cannot assure that our advertisers will continue to use our services or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

Our business depends on our ability to collect and use data to deliver ads, and to disclose data relating to the performance of our ads, and any limitation on these practices could significantly diminish the value of our solutions and cause us to lose customers and revenue. Our ability to optimize the placement and scheduling of video advertisements for our advertisers and to grow our revenue depends on our ability to successfully leverage data that we collect from our advertisers, publishers, and third parties such as data providers. Our ability to successfully leverage such data, in turn, depends on our ability to collect and obtain rights to utilize such data. When we deliver an ad to an Internet-connected device, we are able to collect information about the placement of the ad and the interaction of the device user with the ad, such as whether the user visited a landing page or watched a video. We are also able to collect information about the user’s IP address, device, mobile location and some demographic characteristics. We may also contract with one or more third parties to obtain additional anonymous information about the device user who is viewing a particular ad, including information about the user’s interests. As we collect and aggregate this data provided by billions of ad impressions, we analyze it in order to optimize the placement and scheduling of ads across the advertising inventory provided to us by digital media properties. Any interruptions, failures, or defects in our data collection, mining, analysis, and storage systems could limit our ability to aggregate and analyze user data from our clients’ advertising campaigns. If that happens, we may not be able to optimize the placement of advertising for the benefit of our advertisers, which could make our solutions less valuable, and, as a result, we may lose clients and our revenue may decline.

 Our business practices with respect to data could give rise to liabilities, restrictions on our business or reputational harm as a result of evolving governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. In the course of providing our solutions, we transmit and store information related to Internet-connected devices, user activity and the ads and other content we place. Federal, state and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that we collect across our solutions. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has also announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. The Federal Trade Commission has also adopted revisions to the Children’s Online Privacy Protection Act that expand liability for the collection of information by operators of websites and other electronic solutions that are directed to children. We strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Complying with any new regulatory requirements could also force us to incur substantial costs or require us to change our business practices in a manner that could reduce our revenue or compromise our ability to effectively pursue our growth strategy. Any actual or perceived failure by us to comply with U.S. federal, state or international laws, including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against us by governmental entities, private parties or others. Any such proceedings or actions could hurt our reputation, result in significant expense to defend, distract our management, increase our costs of doing business, adversely affect the demand for our solutions and ultimately result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of litigation resulting from using our solutions or from the disclosure of confidential information, which could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

If we fail to detect fraud or other actions that impact video ad campaign performance, we could lose the confidence of advertisers or agencies, which would cause our business to suffer. Our business relies on effectively and efficiently delivering video ad campaigns for advertisers. We may in the future be subject to fraudulent and malicious activities such as the use of bots, non-human traffic delivered by machines that are designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given video ad campaign and could harm our reputation. It may be difficult to detect fraudulent or malicious activity because we do not rely solely on our own content and rely in part on publisher partners for controls with respect to such activity. While we routinely assess the campaign performance on our digital media properties’ websites and our partner publishers’ websites, such assessments may not detect or prevent fraudulent or malicious activity. If fraudulent or other malicious activity is perpetrated by others, and we fail to detect or prevent it, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund demands or withdrawal of future business. If we fail to detect fraud or other actions that impact the performance of our video ad campaigns, we could lose the confidence of our advertisers or agencies, which could cause our business to suffer.

Technological errors and system failures could significantly disrupt our operations and cause us to lose clients. Our success depends on the continuing and uninterrupted performance of our solutions, which we utilize to place video ads and other content, monitor the performance of advertising campaigns, manage our content inventory and respond to publisher needs. Our revenue depends on our ability to categorize video content and deliver ads and other content, as well as measure ad campaigns on a real-time basis. Factors that may adversely affect the performance of our solutions include:

●	Inability to accurately process data and extract meaningful insights and trends;

●	Faulty or out-of-date algorithms that fail to properly process data or result in inability to capture brand-receptive audiences at scale;

●	Technical or infrastructure problems causing digital video not to function, display properly or be placed next to inappropriate context;

●	Inability to control video completion rates, maintain user attention or prevent end users from skipping advertisements; and

●	Unavailability of standard digital video audience ratings and brand receptivity measurements for brand advertisers to effectively measure the success of their campaigns.

Sustained or repeated technological errors or system failures that interrupt our ability to deliver content and provide access to our licensed solutions, including technological failures affecting our ability to deliver video content quickly and accurately and to process viewers’ responses to video content or fill publisher content requests, could significantly reduce the attractiveness of our solutions and reduce our revenue. Any steps we take to increase their liability and redundancy of our systems may be expensive and may not be successful in preventing technological errors and system failures. Any such technological errors or system failures could harm our ability to attract potential clients and retain and expand business with existing clients and our business, financial condition and operating results could be adversely affected.

Defects or errors in our solutions could harm our reputation, result in significant costs to us, impair our ability to deliver advertising campaigns and other content and impair our ability to meet our obligations to publishers and content providers. The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Although we test technologies before incorporating them into our solutions, we cannot guarantee that all of the technologies that we incorporate will not contain errors, bugs or other defects. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign or other content, including serving an ad campaign in an incomplete or inaccurate manner, in an incorrect geographical location or in an environment that is detrimental to the advertiser’s brand health. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our clients withholding payment to us, advertisers, publishers or content providers making claims or initiating litigation against us, and our giving credits to our clients toward future services.

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations. We collect, store and transmit information of, or on behalf of, our advertisers, publishers and content providers. We take steps to protect the security, integrity and confidentiality of such information, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry and may occur on our systems or those of our information technology vendors in the future. Security breaches computer viruses or other harmful software code and computer hacking attacks could result in the unauthorized disclosure, misuse, or loss of information, legal claims and litigation, indemnity obligations, regulatory fines and penalties, contractual obligations and liabilities, and other liabilities. In addition, if our security measures or those of our vendors are breached or unauthorized access to consumer data otherwise occurs, our solutions may be perceived as not being secure, and advertisers, publishers and content providers may reduce the use of or stop using our solutions. Any of the foregoing could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

Our ability to effectively manage and maintain our software and internal reports, and to install our proprietary software applications for our clients and invoice them on a timely basis depends significantly on our enterprise resource system. The failure of our internal system to operate effectively or to integrate with other systems, or a breach in security of this system could cause delays in fulfillment, integration and installation of our proprietary software application and thereby reduce efficiency of our operations, and it could require significant capital investments to remediate any such failure, problem or breach. We cannot offer assurances that such events will not occur.

Our ability to continue the use of the Internet in a safe and secure environment. The safe and secure transmission of confidential information over the Internet has been a significant hurdle to electronic file transfer and communications over the Internet. Any compromise or actual breach of our internal security processes, databases and or hardware could deter our targeted clients from using our software applications and in turn create a materially adverse effect on our financial condition and results of operations.

We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business. We may need additional capital in the future to expand our marketing and sales and technology development efforts or to make acquisitions. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund the expansion of our marketing and sales and technology development efforts or take advantage of acquisition or other opportunities, which could harm our business and results of operations.

Financing, if any, may be in the form of debt or additional sales of equity securities, including common or preferred stock. The incurrence of debt or the sale of preferred stock may result in the imposition of operational limitations and other covenants and payment obligations, any of which may be burdensome to us. The sale of equity securities, including common or preferred stock, may result in dilution to the current shareholders’ ownership.

We depend on key personnel. Our success is dependent in large part on the efforts of various key executives particularly, Mr. Michael Warsinske, Chairman, and Chief Executive Officer; Mr. John Abraham, President and Mr. Mark Noffke, Chief Financial Officer. There can be no assurance that we will be able to retain the services of such officers. Our failure to retain the services of Messrs. Warsinske, Abraham, and Noffke, and other key personnel could have a material adverse effect on us. Competition for highly qualified personnel is intense. Our inability to continue to attract and retain the necessary personnel could have a material adverse effect on our financial position and results of operations.

Risks Related to Ownership of Our Common Stock

Our Articles of Incorporation limits the liability of Members of the Board of Directors. Our Articles of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed. We are organized under Nevada law.  Accordingly, except in limited circumstances, our directors will not be liable to our stockholders for breach of their fiduciary duties.

Provisions of our Articles of Incorporation, bylaws and Nevada corporate law have anti-takeover effects. Some provisions in our Articles of Incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders.  Our Articles of Incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders.  In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine.  Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

Our common stock may be affected by limited trading volume and may fluctuate significantly. There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on OTC Pink Sheets Markets, which may make it more difficult for investors to resell their shares due to suitability requirements. Our common stock is currently traded on OTC Markets on the “OTCPINK” tier.  Broker-dealers often decline to trade in OTCPINK stocks given that the market for such securities is often limited, the stocks are often more volatile, and the risk to investors is often greater.  In addition,

OTCPINK stocks are often not eligible to be purchased by mutual funds and other institutional investors.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.  We can give no assurance that we can raise our stock to a higher OTC tier.

The forward looking statements contained in this filing may prove incorrect. This filing contains certain forward-looking statements, including among others:  (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for developing products based on our intellectual property; and (iii) our ability to distinguish ourselves from our current and future competitors.  These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties.  Actual results could differ materially from these forward-looking statements.  In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the wound care industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Filing will, in fact, transpire.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.Additional risks may exist since we will become public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.  We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock. The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings. Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.The market price of our common stock is subject to significant fluctuations in response to, among other factors:

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variations in our operating results and market conditions specific to Social Media Industry companies;

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changes in financial estimates or recommendations by securities analysts;

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announcements of innovations or new products or services by us or our competitors;

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the emergence of new competitors;

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operating and market price performance of other companies that investors deem comparable;

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changes in our board or management;

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sales or purchases of our common stock by insiders;

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commencement of, or involvement in, litigation;

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changes in governmental regulations; and

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general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant

Compliance with rules and regulations concerning corporate governance may be costly, which could harm our business. We will continue to incur significant legal, accounting and other expenses to comply with regulatory requirements. The Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission has required and will require us to make changes in our corporate governance, public disclosure and compliance practices. In addition, we have incurred significant costs and will continue to incur costs in connection with ensuring that we are in compliance with rules promulgated by the Securities and Exchange Commission regarding internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Compliance with these rules and regulations has increased our legal and financial compliance costs, which have had, and may continue to have, an adverse effect on our profitability.

Our internal financial reporting procedures are still being developed.  We will need to allocate significant resources to meet applicable external financial reporting standards. We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

These efforts require significant time and resources.  If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles in the United States of America and to comply with SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.  We are subject to Section 404 of the Sarbanes-Oxley Act of 2002.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 (“AS 5”) which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  Although we intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all errors and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected.  The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures.  Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.  We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future.  A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective.  If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

Certain directors and officers own substantial amounts of our common stock and, as a group, will have the ability to exercise substantial influence over matters submitted to our stockholders for approval. Following the closing of the APA, members of our Board of Directors, our founders, and our executive officers, will beneficially own 85% of our outstanding stock. Our directors are appointed upon a vote of simple majority of our shareholders. Our directors will nominate candidates for director elections. This means a handful of directors, working in concert with Management, may be able to determine the outcome of director elections and other corporate actions requiring shareholder approval. This level of ownership may have a significant effect in delaying, deferring or preventing a change in control and may adversely affect the voting and other rights of other holders of Securities.

General risk statement. Based on all of the foregoing, we believe it is possible for future revenue, expenses and operating results to vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, we believe that it is possible that in any given quarter or fiscal year our operating results could differ from the expectations of public market analysts or investors. In such event or in the event that adverse conditions prevail, or are perceived to prevail, with respect to our business or generally, the market price of our common stock would likely decline.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The financial data for the years ended December 31, 2014, 2013 and 2012 discussed below is derived from the audited financial statements of the business of OADM. The audited financial statements of the business of OADM for fiscal 2014, 2013 and 2012 are prepared and presented in accordance with generally accepted accounting principles in the United States.  The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of OADM contained elsewhere herein. The financial statements contained elsewhere fully represent OADM’s financial condition and operations; however, they are not indicative of our future performance. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Report for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Factors Affecting Results of Operations

Revenue Recognition

•

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

•

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings. When it is unable to establish selling price using this method, the Company determines its best estimate for deliverables by considering multiple factors including, but not limited to, it’s pricing practices, profit margin, prices it charges for similar offerings, sales volume, geographies, market conditions, and the competitive landscape.

•

Currently, our principal source of revenue is through the provision of inventory to real time bidding exchanges (RTB) through our network of website partners. We provide the service of yield optimization for these partners and deliver the highest possible price for inventory provided from our partners to the exchange.

•

We offer our customers a number of pricing options including cost-per-thousand-impression ("CPM"), whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and cost-per-engagement ("CPE"), whereby payment is triggered only when an individual takes a specific activity.

•

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue, unless that revenue is recorded on the cash basis.

•

All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Results of Operations for  the Year ended December 31, 2014 compared to Year  ended December 31, 2013

Revenues

We currently derive our revenues from the:

•

sale of media inventory from our owned and operated websites and on our RTB exchange seats, and

•

creation of custom programs for both large and small brands such as development of specific articles addressing an advertiser’s product or service.

Overall, our revenues increased 1.0% for the year ended December 31, 2014 as compared to year ended December 31, 2013.  Through September 30, 2014 we had experienced substantially increased revenue on a year over year basis with the comparable period in 2013.  However, in the fourth quarter of 2014 we noted a significant acceleration in the market differentiating between low quality click-through to a more advantageous video based promotion which resulted in a significant reduction in revenue in the Fourth quarter vs 2013 as we lost that low quality revenue.  We expect this trend to differentiate click through quality to continue in 2015, but we also expect that the market will want more of the higher quality click through and will pay more for that product.  We have transitioned our model to capture more of that high quality click through through providing a more media content rich environment in our and our hosted websites.

In addition to our focus on driving high value traffic, we continue to focus on certain longer-term relationships with advertisers that can over time deliver stronger margins to us. We anticipate that, over time, more significant growth can be attributed to the company’s continued sales efforts by establishing long-term relationships with publishing partners. We are optimistic about the recurring revenue from our product offerings as we have shifted to a more video based key word based web-content to service our customer’s needs.

Cost of revenue

Cost of revenue consists of certain labor costs, costs to acquire media inventory, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. We become obligated to make payments related to website publishers in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. These expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

As we have noted elsewhere in the document we are currently experiencing a change in how we direct users to click through to customer directed websites.  In prior years our revenues were more determined by the quantity of click-throughs while in the current period, our customers have focused on the quality of the click-throughs.  This change has resulted in our differentiating our product offering from others in the industry through using more media rich content.  That content includes using editorial and video products that we purchase from third party providers.  This has added a new layer of cost to our business in 2014 vs 2013.

Cost of revenues, as a percent of revenue was 77% for the year ended December 31, 2014 compared to 56% for the year ended December 31, 2013. Our gross margins have changed during the year ended December 31, 2014 compared to the same period in 2013 as a result of the transition of our model to include more content in the form of added editorial and video products, what we described above as media content rich. Our revenues under the new model require that we obtain more media rich content which also requires additional costs to host the bandwidth required to stream that content over the internet.  In future periods we expect that our costs of revenues to be impacted by having to obtain this content, but will be offset as noted below and that they will remain at the higher levels than what we experienced in prior years.

In 2014 and 2013, we included the costs paid to John Abraham as part of cost of revenues, which amounted to approximately $173,000 in 2014 vs. $169,000 in 2013, which represented approximately 16% of cost of revenues in 2014 and 2013, respectively.  Going forward in 2015 post the merger, those costs will be included as part of General and Administrative expense as Mr. Abraham is now our chief operating officer.

General and Administrative Expense

General and Administrative expense increased 75% for the year ended December 31, 2014 from the year ended December 31, 2013 or an approximate $100,000 increase. This increase was mainly attributable to the increase in the provision of Bad Debts of $85,000 offset by a reduction in loan losses of approximately 22,000 in

2013 coupled with an increase in health care benefits of approximately $8,000, Washington state taxes of $8,000 and an increase in legal fees of $8,000.

Our results during this period for General and Administrative Expenses will not be comparable to the results we expect in the future for the following reasons as we expect our general and administrative expenses to increase substantially in future periods due to; (i) we expect to grow the business in the future through acquisitions, many of which in the beginning, we expect to be smaller companies without significant management or professional depth, which means that we will most likely bear most, if not all, of the expenses in connection with those acquisitions (ii) our current expense level is based on being a private company, while on a go forward basis, we will now be incurring all of the costs (including new personnel and professionals) associated with being a public reporting company and (iii) in the current period, our new CEO was not compensated with a salary or other remuneration and our new President prior compensation was included as part of cost of revenues and (iv) as noted above going forward Mr. Abraham’s salary will be included in General and Administrative expense.

Interest Expense

Interest expense reflects costs associated with the implicit interest of 8% on loans funded by the sole proprietor for sundry capital requirements.   This expense was flat during year ended December 31, 2014 compared to the respective period in 2013.  As we will need additional capital to pursue acquisitions and to grow our business, we expect that some of the capital we raise may be in the form of debt and therefore we expect in the future that interest expense may be substantially higher than current period levels.

Net Profit

Net Profit decreased 94% for the year ended December 31, 2014 as compared to year ended December 31, 2013. Mainly attributable by the decrease in profit margin of 16% for 2014 as compared to 2013 which was further effected by the increase in general and administrative expense from the increase in the bad debt provision.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. As of December 31, 2014 we had approximately $36,000 in cash and cash equivalents and working capital of $47,000 excluding the related party note payable, as compared to cash and cash equivalents of approximately $40,000 and a working capital of $134,000, excluding the related party note payable at December 31, 2013. Our principal sources of operating capital have been through the generation of profit from our operations.  During this period, we were a private entity and the sole proprietor distributed essentially all of the free cash flow of business to himself.  Because of this, our liquidity and capital structure is not comparable to what we expect will happen in the future, as we do not expect to pay dividends to shareholders in the near future, but instead expect to retain that profit to help us grow the business.

We do not have any commitments for capital expenditures and we believe our working capital is sufficient to fund our operations for at least the next 12 months.

Net Cash Used in Financing Activities

During 2014 the owner withdrew from the business $179,618.  During this same period ending December 31, 2013 the owner withdrew $195,354 from the business.  As discussed above, in the future, Our CEO will draw a salary and we do not expect the Company to declare or pay dividends for the foreseeable future.

Critical accounting policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition and accounts receivable allowances. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 1 to our audited financial statements for 2014 and 2013 appearing elsewhere in this report.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Off balance sheet arrangements

As of the date of this report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Impact on Sydys Corporation Shareholders of Share Issuance to OADM Shareholders as a Result of Asset Purchase Agreement and Other Factors

Immediately prior to closing the transaction contemplated by the APA, the SYDYS Corporation shareholders owned 211,201 shares of our Common Stock, which represented 100% of the our outstanding voting securities. Immediately after the closing the APA, the SYDYS Corporation shareholders continued to owned 211,201 shares of our Common Stock, which now represents 1.8% of our outstanding common stock and relative voting rights. The relief of debt provided for 1,500,000 shares of Common Stock represents or 12.8% of the Common Stock outstanding, allowing for the OADM shareholders to hold 85.4%of the outstanding Common Stock and related voting rights.

DESCRIPTION OF PROPERTY

Currently, OADM does not lease any executive offices as the employees work in virtual office environment.  Our management believes that the current work process is satisfactory for our current operational needs. If our management changes its intention to lease additional space to house new employees we believe the initial cost will be nominal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2015, certain information with respect to our  equity securities owned of record or beneficially by (i) each Officer and Director; (ii) each person who owns beneficially more than 5% of any class of our outstanding voting securities; and (iii) all Directors and Executive Officers as a group.

Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares(1)	Percent of Class (1)

Common	Michael Warsinske	Chief Executive Officer Chairman	6,000,000	51.2%

Common	John Abraham	President and Director	4,000,000	34.2%

Common	Mark Noffke	Chief Financial Officer and Director	-	-

	All directors and executive officers as a group (3 persons)		10,000,000	85.4%

(1)

These percentages have been calculated based on 11,711,201 shares of Common Stock outstanding as of April 15, 2015.

(2)

Unless indicated otherwise, the address of the shareholder is 7 Orchard Lane, Lebanon, NJ 08833

Change in Control

As a result of the APA with OADM, certain OADM shareholders were appointed to serve a members of our Board of Directors and our sole) Officer and Director resigned. The resignation of our existing Director, and the appointment of new Directors, which actions effect a change in the majority of our Board of Directors were effective with the close of the APA. . Regarding the changes to our Board of Directors, the following occurred February 9, 2015:

Kenneth J. Koock resigned from our Board of Directors

Michael Warsinske was appointed to our Board of Directors

John Abraham was appointed our Board of Directors

Mark Noffke was appointed to Our Board of Directors

Concurrent with the appointment of the additional Directors, Kenneth J. Koock resigned as the President and Chief Executive Officer and Michael Warsinske was elected to serve as Chief Executive Officer and Chairman of the Board of Directors. In addition, John Abraham and Mark Noffke were elected to serve as President and Chief Financial Officer, respectively.  Each Officer shall serve in their respective capacities until the next annual meeting of shareholders or until a successor is appointed in his stead.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Michael Warsinske	52	Chief Executive Officer and Chairman of the Board of Directors

John Abraham	51	President and Director

Mark Noffke	59	Chief Financial Officer and Director

Mr. Warsinske is our Chief Executive Officer and was appointed February 9, 2015 in conjunction and completion of the APA.  Mr. Warsinske is an experienced media sales executive who prior to founding OAMD previously served as CEO of Cybereps, an online advertising sales firm sold to Interep National Radio Sales (Nasdaq:IREP) from 1995 through 2001 and has invested in and advised dozens of online media and software companies.  He has served on the Board of Directors of Beyond Commerce (OTC PINK: BYOC) from August 2006 to January 2007 and WebXu (OTC PINK: WBXU) from January 2010 to September 2012 and currently serves on the boards ai-one, Inc., Linkstorm, Inc. and Digital Film Cloud Network.  Mr. Warsinske graduated from the University of Oregon's School of Journalism in 1984.

Mr.  Abraham was appointed President and a member of our Board effective February 9, 2015, in conjunction with completion of the APA. Mr. Abraham was formerly co-visionary with Troublegood Management. Mr. Abraham has a 15-year track record facilitating revenue growth, and is known for increasing profitability, and developing new businesses in the online and new media marketing and technology space. Mr. Abraham has worked with brands such as Microsoft, Activision, Sony, Fox, Namco, and Nissan. Specialties include: emerging technologies, mobile media, digital media, rich media advertising, online publishing, and studio culture.

Mr. Noffke was appointed Chief Financial Officer and a member of our Board effective February 9, 2015 in conjunction with completion of the APA. Mr. Noffke is currently serving as Chief Financial Officer and as a member of the Board of the EFactor Group Corp (OTCBB: EFCT) since June 30, 2014. Mr. Noffke has more than 35 years of experience as a seasoned financial and management professional. Mr. Noffke also served as Executive Vice President of Finance of EFactor Group Corp. beginning October 2012. Since April 2014 Mr. Noffke also serves as Chief Executive Officer and a Board member for Cafe Serendipity Holdings Inc. a start-up branding company for the medical marijuana industry (OTC Pink: FOFU). Since January 2007, he has also served as chief financial officer of Beyond Commerce, Inc., an e-commerce company (OTC PINK: BYOC).  From August 2006 to January 2007, Mr. Noffke served as chief executive officer of Financial Media Group, Inc., a formerly public investor relations company. He served as chief financial officer of National Storm Management, Inc., a storm restoration company, from May 2004 to August 2006, where he was instrumental in its initial public offering.  From September 1996 to June 2003, Mr. Noffke served as the chief financial officer and a director of U.S. Forest Industries, Inc., a formerly public timber manufacturing company, where he was responsible for developing its accounting infrastructure.

Mr. Noffke is a Certified Public Accountant in Illinois and has a Bachelor of Science in Accounting from Valparaiso University in Indiana in 1977.

Family Relationships

There are no family relationships between or among the above directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us. From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Michael Warsinske	0	0	0
John Abraham	0	0	0
Mark Noffke	0	0	0

Board Meetings and Committees

During the 2014 and 2013 fiscal years and up until February 9, 2015, Kenneth J. Koock, was our sole executive officer and member of our board of directors so that all any action taken during these periods was typically authorized and approved by with a written consent.

Code of Ethics

We have not adopted a written code of ethics, because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy. However, we intend to adopt a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. When adopted and implemented, our Code of Business Conduct and Ethics will be designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of our Code of Business Conduct and Ethics to an appropriate person or persons identified in the code; and (v) accountability for adherence to our Code of Business Conduct and Ethics.

.

Audit Committee

We do not currently have an audit committee.

Compensation Committee

We do not currently have a compensation committee.

Director Compensation

The members of our Board of Directors received no compensation for serving on our Board, except that each director was entitled to reimbursement for the reasonable costs and expenses incurred in attending Board meetings.

EXECUTIVE COMPENSATION

We did not pay any compensation to our executive officers during the fiscal years ended September 30, 2014 or 2013 except that our executive officers were entitled to reimbursement for reasonable business costs and expenses.  We have not issued any options or other equity compensation to any of our executive officers, nor do we currently have any contracts or agreements with any of our executive officers.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	0	Not Applicable	0
Equity compensation plans not approved by security holders	0	Not Applicable	0
Total	0	Not Applicable	0

We do not have any equity compensation plans nor have we ever issued any equity securities to any of our employees or consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee.

None of our Directors are independent.  Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•

the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Messrs. Warsinske, Abraham and Noffke are not considered independent because each services as a Director and Executive Officer.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Markets “Pink Sheets” under the symbol “SYYC” and trading in our Common Stock is extremely limited.  The following table sets forth the range of high and low bid prices per share of our Common Stock for each of the calendar quarters identified below as reported by   These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Fiscal Year Ended September 30, 2014	High	Low
Quarter ended September 30	$1.11	$1.11
Quarter ended June 30	1.11	1.11
Quarter ended March 31	1.11	1.11
Quarter ended December 31	1.11	1.11

Fiscal Year Ended September 30, 2013	High	Low
Quarter ended September 30	$1.11	$1.11
Quarter ended June 30	1.11	1.11
Quarter ended March 31	1.11	1.11
Quarter ended December 31	1.50	1.50

The last price of our common stock as reported by the Pink Sheets on April 8, 2015 was $1.20 per share, and no shares of Common Stock have traded since that date As of April 8, 2015, there were approximately 56 record owners of our common stock.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions, which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Dividends are declared at the sole discretion of our Board of Directors.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation 2591 Dallas Parkway, Suite 102 Frisco, TX 75034   .

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the terms of the APA, on February 12, 2015, we authorized the issuance of 1,500,000 shares of our Common Stock to eight (8) shareholders in satisfaction of any and all financial obligation owned to them by the Company (the “Debt Settlement Shares”). We believe the offer and sale of the Debt Settlement Shares were exempt from the registration requirements of the Securities Act for the private placement of securities pursuant to Section 4(2) of the Securities Act because the Debt Settlement Shares are being issued to those having an knowledge and understanding of the Company’s business and the transaction does not involving a public offering.

At the Closing, pursuant to the terms of the APA  on February 23, 2015, we issued 10,000,000 shares of our Common Stock to the two principal shareholders of OADM. We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act because the securities were issued in a transaction not involving a public offering.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of a total of 120,000,000 shares, and is comprised of 100,000,000 shares of common stock, par value $0.001 and 20,000,000 shares of preferred stock, par value $0.001.  After giving effect to the 11,500,000 additional shares of Common Stock issued under the terms of the APA,  as of February 23, 2015, there are 11,711,201 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy.  We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

Preferred Stock.  We are authorized to issue 20,000,000 shares of preferred stock, par value $0.001.   As of April 15, 2015 there were no shares of our Preferred Stock outstanding.

Our Board of Directors has the authority, without further authorization from our stockholders, to divide, designate the preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions of our preferred stock, and issue from time to time any or all of our preferred stock, as one or more other classes or series.  The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions of our preferred stock, of each additional series, if any, may differ from those of any and all other series already outstanding.  Further, our Board of Directors has the power to fix the number of shares constituting our authorized capital stock and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

Some provisions in our Articles of Incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders.  Our Articles of Incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders.  In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine.  Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to us or our stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

•

for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of the NGCL and our Certificate of Incorporation and Bylaws

Provisions of the NGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute.   We are subject to Section 203 of the NGCL, an anti-takeover statute. In general, Section 203 of the NGCL prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of February 1, 2013, we are not subject to Section 203 of the NGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the NGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the NGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the NGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

·increase or decrease the aggregate number of authorized shares of such class;

·increase or decrease the par value of the shares of such class; or

·alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining Cliental of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the Cliental of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The NGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are audited financial statements of OAMD for the fiscal years ended September 30, 2013 and 2012.

(b)

Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Sydys Corporation with OverAdMedia.

(c)

Exhibits

3.1	Articles of Incorporation, as amended (1)

3.2	Bylaws (1)

10.1	Asset Purchase Agreement between Sydys Corporation and OverAdMedia, dated February 9, 2015 (2)

16.1	Resignation of prior Auditor

33.1	Consent of Beckstead & Company Audit Report

99.1	Audited Financial Statements for OverAdMedia. for the Fiscal Years Ended December 31, 2013 and 2012

99.3	Unaudited Pro Forma Consolidated Financial Statements

(1)	Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-120893, as declared effective by the SEC on June 2, 2005.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed with the Securities Exchange Commission on February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015	Sydys Corporation
a Nevada corporation
/s/ Michael Warsinske

Chief Executive Officer

Report of Independent Registered Public Accounting Firm	F2

Financial Statements
Item 1. Financial Statements	F4
Balance Sheets as of December 31, 2014 and December 31, 2013	F4
Income statements for the years ended December 31, 2014 and 2013	F5
Statements of Cash Flows for the years ended December 31, 2014 and 2013	F6
Statements of (Deficit) And Net Worth for the years ended December 31, 2014 & 2013	F7
Notes to Audited Financial Statements	F8-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owner of OverAdMedia

We have audited the accompanying balance sheet of OverAdMedia (a sole proprietorship) as of December 31, 2014, and the related income statement, deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the sole proprietorship’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The sole proprietorship is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OverAdMedia (a sole proprietorship) as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

L J Soldinger Associates, LLC

Deer Park, Illinois
April 17, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owner of OverAdMedia

We have audited the accompanying balance sheets of OverAdMedia as of December 31, 2013 and 2012, and the related statements of operations, net worth, and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OverAdMedia as of December 31, 2013 and 2012, and the results of its operations, net worth, and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Beckstead & Company

Beckstead & Company

Henderson, NV

April 14, 2014

Item 1. Financial Statements

OVERADMEDIA

BALANCE SHEETS

	December 31, 2014		December 31, 2013

ASSETS
Current assets
Cash	$35,865		$39,767
Accounts receivable, net of allowance for doubtful accounts of $ 84,672 & $0	42,872	7	158,515
Other current assets	15,854		2,000
Total current assets	94,591		200,282

Total assets	$94,591		$200,282

LIABILITIES AND (DEFICIT) NET WORTH
Current liabilities:
Accounts payable	$47,008		$880
Accrued interest expense – related party	75,026		65,623
Other current liabilities	497		-
Related party note payable	117,533		117,533
Total current liabilities	240,064		184,036

Commitments and contingencies	-		-

(Deficit) Net worth	(145,473)		16,246

Total liabilities and (deficit) net worth	$94,591		$200,282

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

INCOME STATEMENTS

	Year Ended
	December 31, 2014	December 31, 2013

Revenues	$1,053,776	$1,042,212

Operating expenses:
Cost of revenue	806,169	580,352
General & administrative	234,102	133,496
Total operating expenses	$1,040,271	$713,848

Income from operations	13,505	328,364

Other income (expense):
Interest expense – related party	(9,403)	(9,403)
Other income	13,797	-
Other income (expense), net	4,394	(9,403)

Income before income taxes	17,899	318,961
Provision for income tax	-	-
Net income	$17,899	$318,961

Pro forma information (unaudited)
Net Income	$17,899	$318,961
Pro forma tax provision	6,000	108,000
Pro forma net income	$11,899	$210,961

Pro forma basic and diluted earnings per share	$0.00	$0.02
Pro forma basic and diluted weighted average
common stock outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

STATEMENT OF CASH FLOWS

                                       For the years ended December 31, 2014 and 2013,

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 17,899	$ 318,961

Adjustments to reconcile net income to net cash provided by operating activities:
Note receivable write off	-	22,500
Bad debt expense	84,672	-
Changes in components of working capital:
(Increase) decrease in accounts receivables	30,971	(157,152)
Increase in other assets	(13,854)	(24,500)
Increase (decrease) in accounts payable	46,128	(5,137)
Increase in accrued interest expense – related party	9,403	9,403
Net cash provided by operating activities	175,219	163,895

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from third party receivable assignment
related to amounts advanced by related party	92,597	-
Payments to related party from proceeds from third receivable assignment	(92,100)	-
Cash draws to owner	(179,618)	(195,354)
Net cash used in financing activities:	(179,121)	(195,354)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,902)	(31,460)
Cash and cash equivalents, beginning of period	39,767	71,227
Cash and cash equivalents, end of period	$ 35,865	$ 39,767
Interest paid	$ -	$ -
Taxes paid	$ -	$ -

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

STATEMENTS OF (DEFICIT) AND NET WORTH

For the years ended December 31, 2014 & 2013

	Owner	Accumulated	(Deficit)
	Draws	Equity (Deficit)	Net Worth
Balance, January 1, 2013	$ (1,254,061)	$ 1,146,700	$ (107,361)
Owner draws	(195,354)		(195,354)
Net income		318,961	341,461
Balance, December 31, 2013	$ (1,449,415)	$ 1,465,661	$ 16,246

Owner draws	(179,618)		(179,618)
Net income		17,899	17,899
Balance, December 31, 2014	$ (1,629,033)	$ 1,483,560	$ (145,473)

                   The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

NOTES TO AUDITED FINANCIAL STATEMENTS

1.	Description of Business

•

OverAdMedia   (the “Company”) is an organization owned as a sole proprietorship by Michael Warsinske. Mr. Warsinske is a resident of the state of Washington and operates the business from that state.

•

OverAdMedia provides far-reaching combined media and advertising sales experience. The Company has strong relationships throughout the online advertising communities, which includes rich media, video vendors and media exchange brokers which provides assistance to help its clients accelerate revenue through increased website traffic.

•

OverAdMedia creates original content targeted toward various vertically integrated markets which focuses strongly on health, sports and business. The Company provides its clients sites, which feature topics or product articles, as part of their marketing or advertiser’s cross promotional strategy. The Company provides proven high traffic, high target websites that allow clients and their respective advertisers the ability to expand their customers’ reach and retention. In addition to original print content, OverAdMedia produces a unique video content which includes quality video programming which is updated regularly and is created for each client’s site’s specific target audience.

•

The Company currently maintains its office in Seattle, Washington.

•

In February 2015, as described more fully in Note 8, substantially all of the Company’s assets and liabilities were acquired by Sydys Corporation (“Sydys”), a Delaware company that was a public reporting shell corporation, as defined under the 1934 Securities and Exchange Act.  For accounting purposes the acquisition of the assets and liabilities of the Company by Sydys will be treated as a recapitalization of Sydys and therefore the financial statements of Sydys on the date of the acquisition became those of the Company.

2.	Summary of Significant Accounting Policies	• Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).
Use of Estimates

•

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  We consider the allowance for doubtful accounts estimate to be our most significant estimate in these financial statements.

Cash and Cash Equivalents

•

 The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Accounts Receivable

•

On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts and the Company does not require collateral. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Fair Value of Financial Instruments

•

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for accounts receivable and accounts payable and accrued expenses qualifying as financial instruments are a reasonable estimate of fair value due to their short term nature.

Income Taxes

•

The Company has historically been treated as a sole proprietorship.  Accordingly, all tax consequences have flown through to the Company’s owner’s personal income tax returns.  Therefore the Company’s taxable income requires no provision for income taxes.

Revenue Recognition

•

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

•

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings.

•

A significant amount of the Company’s revenues are recorded on the cash basis, when the customer’s payment is deposited into the Company’s bank account, as a significant portion of the Company’s customers determine when pricing becomes fixed and determinable.

Concentration of Credit Risk

•

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At December 31, 2014 and 2013 the Company did not have any uninsured cash deposits.

•

In 2014, two customers accounted for approximately 25% of revenues and 5 vendors accounted for approximately 70% of cost of revenues.

Pro Forma Financial Information

•

As discussed in Note 1, the Company was originally organized in the form of a sole proprietorship. Immediately after closing of the Asset Purchase Agreement (see Note 8.), its capital structure was changed to that of a corporation. The change will result in the post-acquisition company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the Asset Purchase Agreement, whereas the previous income and associated liability was passed through to the owner of the Company. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on January 1, 2013 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the Asset Purchase Agreement.

Recent Accounting Pronouncements

In 2014, the Financial Accounting Standards Board (the “FASB”) updated the standards for revenue recognition in ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  The updated standard will replace existing revenue recognition standards and significantly expand the disclosure requirements for revenue arrangements. It may be adopted either retrospectively or on a modified retrospective basis to new contracts and existing contracts with remaining performance obligations as of the effective date.  The Company is currently evaluating the alternative methods of adoption and the effect on its Financial Statements and related disclosures, which it expects to adopt beginning on January 1, 2017.

3.	Other Current Assets	• Other current assets consist of the following at December 31, 2014 and December 31, 2013, respectively.

4.	Related party note payable

•

The company received $111,533 of funding during 2006 & 2007 from Mr.  Warsinske (sole proprietor) for sundry capital requirements. This amount was increased by $6,000 during March of 2012.  This note was formalized during December of 2013. The terms of this agreement include an eight percent (8%) per annum interest rate and is due upon Mr. Warsinske providing the Company with written notice of demand, according to certain terms. However Mr. Warsinske may not demand repayment of the Note until the Company has profitability over $100,000 and is in a positive cash flow position. At that time, Mr. Warsinske may demand repayment at which the Company has twelve months to pay through excess cash flow of ten percent (10%) per month.

5.	(Deficit) and Net Worth

•

The Company’s is an organization owned as sole proprietorship by Michael Warsinske.

Owner’s Draws

•

The Company’s owner, Mr. Warsinske, has withdrawn from the Company $179,618 and $195,354 during the twelve months ended December 31, 2014 and 2013, respectively.

   Warrants

•

The Company has never issued any warrants.

Options

•

The Company has never issued options.

6.	Third party accounts receivable purchase

•

In 2014, the Company and its sole proprietor entered into a set of agreements with a customer of the Company (immediately prior to the agreements, the customer was on credit hold with the Company) to (a) have the sole proprietor advance personal funds of approximately $93,000 to the customer of the Company (b) for the Company to provide services valued at approximately $57,000 to the customer and (c) for the customer to agree to assign an unrelated third-party receivable (a subsidiary of Facebook, Inc.) in the amount of approximately $163,000 to the Company in payment of the sole proprietor personal loan, the services provided to the customer plus approximately $13,000 in fee income (which has been recorded in the line item Other Income in the income statement for the year ended December 31, 2014).  As of December 31, 2014 the Company had fully collected the assigned third party receivable and used approximately $93,000 of the proceeds to repay the advances made by the sole proprietor.

7.	Fair Value of Financial Instruments

Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

The carrying amounts of these items approximated fair value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

 Level 1—Valuations based on quoted prices for identical assets and              liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

8.	Subsequent events

•

On February 20, 2015, the owner of the Company and Sydys Corporation (a 1934 Act public shell reporting company) entered into an Asset Purchase Agreement in which substantially all of the assets and liabilities of the Company were purchased by Sydys Corporation.  The transaction had several closing conditions, including (i) the requirement for Sydys to be current in its 1934 Act filings, (ii) for the owners of Sydys to negotiate with its vendors to reduce its outstanding liabilities down to approximately $40,000 (Sydys was been permitted to issue up to a maximum of 1,500,000 shares of its common stock to achieve the reduction in outstanding liabilities), (iii) for the Company to deliver audited 2012 and 2013 financial statements and unaudited interim nine month ended September 30, 2014 and 2013 financial statements and (iv) payment by the Company of $40,000 in exchange for which Sydys would issue 10 million shares of the Company’s common stock as directed by the Company’s sole owner.  The 10 million shares issuable represent approximately 85% of the outstanding shares of Sydys post acquisition.  As a result of the closing of this transaction, the operations of OverAdMedia are now conducted through a corporation subject to taxation under the rules of the Internal Revenue Service.

OverAdMedia

Financial Statements

For the years ending December 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm	F15

Financial Statements
Balance Sheet	F16
Statement of Operations	F17
Statement of Cash Flows	F18
Statement of Owner’s Net Worth	F19
Notes to Financial Statements	F20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owner of OverAdMedia

We have audited the accompanying balance sheets of OverAdMedia as of December 31, 2013 and 2012, and the related statements of operations, net worth, and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OverAdMedia as of December 31, 2013 and 2012, and the results of its operations, net worth, and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Beckstead & Company

Henderson, NV

April 14, 2014

OVERADMEDIA

BALANCE SHEETS

As of December 31, 2013 and 2012

	2013	2012

ASSETS
Current assets
Cash	$39,767	$71,227
Accounts receivable, net of allowance for doubtful accounts of $0.00 & $0.00	158,515	1,362
Other current assets	2,000	-
Total current assets	200,282	72,589

Total assets	$200,282	$72,589

LIABILITIES AND NET WORTH
Current liabilities:
Accounts payable	$880	$6,197
Accrued interest expense – related party	65,623	56,220
Related party note payable	117,533	117,533
Total current liabilities	184,036	179,950

Commitments and contingencies	-	-

Net worth	16,246	(107,361)

Total liabilities and net worth	$200,282	$72,589

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

 STATEMENT OF OPERATIONS

For the years ended December 31, 2013 and 2013,

	December 31, 2013	December 31, 2012

Revenues	$1,042,212	$1,227,369

Operating expenses:
Cost of revenue	580,352	859,153
General & administrative	133,496	84,813
Total operating expenses	$713,848	$943,966
Net income from operations	328,364	283,403

Other Expense:
Interest expense	9,403	9,302
Income before income taxes	318,961	274,101
Provision for income tax	-	-
Net income	$318,961	$274,101

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

STATEMENT OF CASH FLOWS

For the years ended December 31, 2013 and 2013,

CASH FLOWS FROM OPERATING ACTIVITIES:	December 31, 2013	December 31, 2012
Net income	$ 318,961	$ 274,101

Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of notes receivable	22,500	-
Changes in components of working capital:
Increase in accounts receivables	(157,152)	(1,362)
Increase in other assets	(24,500)	-
Increase (decrease) in accounts payable	(5,317)	828
Increase in accrued interest expense – related party	9,403	9,302
Net cash provided by operating activities	163,895	282,869

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable – related party	-	6,000
Cash draws from owners	(195,354)	(263,709)
Net cash (used) by financing activities:	(195,354)	(257,709)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(31,460)	25,160
Cash and cash equivalents, beginning of period	71,227	46,067
Cash and cash equivalents, end of period	$39,767	$ 71,227
Interest paid	$ -	$ -
Taxes paid	$ -	$ -

The accompanying notes are an integral part of these audited financial statements

OVERADMEDIA

STATEMENTS OF NET WORTH

For the years ended December 31, 2013 & 2012

	Owner	Accumulated
	Draws	Equity (Deficit)	Net Worth
Balance, January 1, 2012	$ (990,532)	$ 872,599	$ (117,753)
Owner draws	(263,709)		(263,709)
Net income		274,101	274,101
Balance, December 31, 2012	$ (1,254,061)	$ 1,146,700	$ (107,361)

Owner draws	(195,354)		(195,354)
Net income		318,961	318,961
Balance, December 31, 2013	$ (1,449,416)	$ 1,465,661	$ 16,246

The accompanying notes are an integral part of these audited financial statements.

OVERADMEDIA

NOTES TO FINANCIAL STATEMENTS

1.

Description of Business

OverAdMedia   (the “Company”) is an organization owned as a sole proprietorship by Michael Warsinske. Mr. Warsinske is a resident of the state of Washington and operates the business form that state.

OverAdMedia provides far-reaching combined media and advertising sales experience. The Company has strong relationships throughout the online advertising communities, which includes rich media, video vendors and media exchange brokers which provides assistance to help its clients accelerate revenue through increase website traffic.

OverAdMedia creates original content targeted toward various vertically integrated markets which focuses strongly on health, sports and business. The Company provides its clients sites, which feature topics or product articles, as part of their marketing or advertiser’s cross promotional strategy. The Company provides proven high traffic, high target websites that allow clients and their respective advertisers the ability to expand their customers’ reach and retention. In addition to original print content, OverAdMedia produces a unique video content which includes quality video programming which is updated regularly and is created for each client’s site’s specific target audience.

The Company currently maintains its corporate office in Seattle, Washington.

2.

Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Accounts Receivable

The Company’s accounts receivable arise primarily from the sale of advertising, media placement and video promotional placements on its client’s specific websites. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts and the Company does not require collateral. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Fair Value of Financial Instruments

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Income Taxes

The Company has historically been treated as a sole proprietorship.  Accordingly, all tax consequences have flown through to the Company’s shareholders’ personal income tax returns.  Therefore the Company taxable income requires no provision for income taxes.

Revenue Recognition

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings. When it is unable to establish selling price using this method, the Company determines its best estimate for deliverables by considering multiple factors including, but not limited to, it’s pricing practices, profit margin, prices it charges for similar offerings, sales volume, geographies, market conditions, and the competitive landscape.

Currently, our principal source of revenue is through the provision of inventory to real time bidding exchanges (RTB) through our network of website partners. We provide the service of yield optimization for these partners and deliver the highest possible price for inventory provided from our partners to the exchange.

We offer our customers a number of pricing options including cost-per-thousand-impression ("CPM"), whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and cost-per-engagement ("CPE"), whereby payment is triggered only when an individual takes a specific activity.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At December 31, 2013 and 2012 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2013 and 2012 the Company did not recognize an impairment charge.

Recent Accounting Pronouncements

The Company has assessed all newly issued accounting pronouncements released during the years ended December 31, 2013 and 2012, and have found none of them to have a material impact on the Company’s financial statements.

3.

Other Current Assets

Other current assets consist of the following at December 31, 2013 and 2012, respectively.

	2013	2012
Notes receivable	$2,000	$-
TOTAL	$2,000	$-

4.

Related party note payable

The company received $111,533 of funding during 2006 & 2007 from Mr.  Warsinske for sundry capital requirements. This amount was increased by $6,000 during March of 2012.  This note was formalized during December of 2013. The terms of this agreement include an eight percent (8%) per annum interest rate and is due upon Mr. Warsinske providing the Company with written notice of demand, according to certain terms. However Mr. Warsinske may not demand repayment of the Note until the Company has profitability over $100,000 and is in a positive cash flow position. At that time, Mr. Warsinske may demand repayment at which the Company has twelve months to pay through excess cash flow of ten percent (10%) per month.

5.

Net Worth

The Company’s is an organization owned as sole proprietorship by Michael Warsinske.

Owner’s Draws

The Company’s owner Mr. Warsinske has withdrawn from the Company $195,354 and $263,709 during the years ended December 31, 2013 and 2012, respectively.

Warrants

The Company has never issued any warrants.

Options

The Company has never issued options.

6.

Fair Value of Financial Instruments - Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

The carrying amounts of these items approximated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

	Fiscal 2013Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Short and long-term debt	$117,533	$-	$-	$117,533
Total	$117,533	$-	$-	$117,533
	Fiscal 2012 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Short and long-term debt	$117,533	$-	$-	$117,533
Total	$117,533	$-	$-	$117,533

 7.

Subsequent events

Management of the Company has assessed all significant subsequent events through the date upon which the financial statements first became available for public release and have concluded that there have not been any material events or transactions that have occurred during this period.

The Company is in the process of filing a registration statement with the US Securities and Exchange Commission.  As of the date of the audit report, the transaction has not been formalized.

SYDYS CORPORATION AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of SYDYS CORPORATION ("Sydys" or the “Company”) and Mike Warsinske dba OverAdMedia ("OverAdMedia") as of December 31, 2014. No pro forma statement of operations for the period ending December 31, 2013 or for the period ended December 31, 2014 has been presented as the acquisition of the business of OverAdMedia by Sydys, as more fully described below, is being accounted for as a recapitalization of OverAdMedia.

On February 20, 2015, the Company and OverAdMedia entered into an Asset Purchase Agreement (“APA”) to acquire substantially all of the assets and assume substantially all of the liabilities of the business of OverAdMedia in exchange for Sydys issuing 10 million shares of its common stock to the principles of OverAdMedia.  The APA contained certain closing covenants, including (a) Sydys had to become current in its 1934 Securities and Exchange Act filings and (b) Sydys had to enter into settlement agreements such that it reduced its outstanding liabilities to below $1,000 and under the APA could issue no more than 1,500,000 shares and could direct OverAdMedia to advance it up to $40,000 to in satisfaction of the settlement agreements.  The issuance of 10 million shares to the principals of OverAdMedia resulted in the principals obtaining more than 50% of the issued and outstanding common stock of Sydys Corporation.

SYDYS CORPORATION AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2014

(Unaudited)
	Historical
	OverAdMedia	Sydys		Pro Forma	OverAdMedia
				Adjustments	Pro Forma Merger
	(Audited)	(Unaudited)		(Unaudited)	(Unaudited)
	12/31/14	12/31/14
ASSETS
Current assets:
Cash and cash equivalents	$35,865	$-		$-	$35,865
Accounts receivable	42,872	-		-	42,872
Other current assets	15,854	625		-	16,479

Total current assets	$94,591	$625		$-	$95,216

Total assets	$94,591	$625		$-	$95,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$47,505	$256,037	(a)	$(255,037)	$48,505
Accrued interest - related party	75,026	16,202	(a)	(16,202)	75,026
Accrued rent - related party		43,300	(a)	(43,300)	-
Note payable		3,300	(a)	(3,300)	-
Note payable - related party	117,533	117,200	(a)	(117,200)	157,533
			(a)	40,000
Total current liabilities	$240,064	$436,039		$(395,039)	$281,064

Commitments and contingencies	-	-		-	-

Total liabilities	$240,064	$436,039		$(395,039)	$281,064

Stockholders' Equity:
Preferred stock; $.001 par value; 20,000,000 shares authorized;	$-	$-		$-	$-
and 0 issued and outstanding at December 31, 2014 and
September 30, 2014
Common stock; $.001 par value; 100,000,000 shares authorized;	-	214	(a)(b)	11,500	11,714
and 214,575 issued, issuable and outstanding at December 31, 2014 and September 30, 2014 respectively
Additional paid in capital	-	916,835	(a)(b)	(916,835)	-
Equity ownership	(145,473)	-	(b)	145,473	-
Retained Earnings (Accumulated deficit )	-	(1,352,463)	(a)(b)	(145,473)	(197,562)
				(52,089)
			(a)(b)	1,352,463

Total stockholders' Equity	$(145,473)	$(435,414)		$395,039	$(185,848)

Total liabilities and stockholders' Equity	$94,591	$625		$-	$95,216

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SYDYS CORPORATION and Subsidiary

Unaudited Notes to Unaudited Pro Forma Condensed

Consolidated Financial Information

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Historical financial information has been adjusted in the pro forma balance sheet to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma balance sheet are described in Note 2— Pro Forma Adjustments .

At the time of the merger, Sydys Corporation had no operations of its own and was a shell corporation.  The issuance of the merger consideration resulted in principals of OverAdMedia obtaining more than 50% of the issued and outstanding common stock of the Company.  The result of this is that in accordance with the accounting guidance on business combinations, the pro forma results included herein have therefore been prepared on the recapitalization basis of accounting.  The recapitalization basis of accounting treats the historical financial statements of OverAdMedia as becoming those of the registrant and the historical financial statements of Sydys no longer exist.  The balance sheet of Sydys Corporation is consolidated on a historical cost basis on the date of the merger and going forward the operations of the merged companies will be presented on a consolidated basis.

NOTE 2. PRO FORMA ADJUSTMENTS

On February 20, 2015, the Company and OverAdMedia entered into an Asset Purchase Agreement (“APA”) to acquire substantially all of the assets and assume substantially all of the liabilities of the business of OverAdMedia in exchange for Sydys issuing 10 million shares of its common stock to the principles of OverAdMedia.  The APA contained certain closing covenants, including (a) Sydys had to become current in its 1934 Securities and Exchange Act filings and (b) Sydys had to enter into settlement agreements such that it reduced its outstanding liabilities to below $1,000 and under the APA could issue no more than 1,500,000 shares and could direct OverAdMedia to advance it up to $40,000 to in satisfaction of the settlement agreements.

(a)

To record the issuance of 1,500,000 shares of common stock and the payment of $40,000 in satisfaction of all but $1,000 of Sydys historical liabilities

(b)

To record the issuance of 10,000,000 shares of common stock to the principals of OverAdMedia

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